AMENDMENT NUMBER ONE
COLFAX CORPORATION
AMENDED AND RESTATED EXCESS BENEFIT PLAN
The Colfax Corporation Amended and Restated Excess Benefit Plan (the “Plan”) is hereby amended as follows, effective as of December 12, 2018:

1.	Section 1.15 is hereby deleted in its entirety and amended and restated as follows:
“Disability” or “Disabled” shall mean that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. A Participant shall be considered Disabled only if he or she meets one or more of the following criteria:
(a)      He or she has been determined under the Employer’s long-term disability plan as eligible for benefits thereunder;
(b)      He or she has been determined by the Social Security Administration as eligible for Social Security disability benefits; or
(c) He or she has been determined to be Disabled (as defined above) by the Participant’s physician.
In all other respects the Plan, as amended herein, is hereby ratified and confirmed.
IN WITNESS WHEREOF, Colfax Corporation has caused this instrument to be signed by its duly authorized officer as of this 12th day of December, 2018.
COLFAX CORPORATION
By:/s/ Gunnar Gustafson_______________________
Its: Vice President, HR and Total Rewards_______

1